ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES

Exhibit 21.1

Subsidiaries of Registrant

•	Fixed Income Discount Advisory Company, Delaware Corp.
•	RCap Securities, Inc., MD Corp.
•	Annaly Middle Market Lending LLC, Delaware LLC
•	Shannon Funding LLC, Delaware LLC
•	Truman Insurance Company LLC, Missouri LLC
•	FHC Master Fund Ltd., Cayman Islands exempted company
•	Annaly Funding LLC, Delaware LLC
•	Annaly Funding TRS LLC, Delaware LLC
•	Annaly Commercial Real Estate Group, Inc., Maryland Corp.
•	Annaly CRE L LLC, Delaware LLC
•	Annaly CRE LLC, Delaware LLC
•	NLY 2014-FL1 Depositor LLC, Delaware LLC
•	Annaly CRE WF Parent LLC, Delaware LLC
•	Annaly CRE WF LLC, Delaware LLC
•	Annaly CRE Sub Holding LLC, Delaware LLC
•	Annaly CRE Sub Holding 2014-FL1 LLC, Delaware LLC
•	Annaly CRE KLSF B Holder LLC, Delaware LLC
•	Annaly CRE KL07 B Holder LLC, Delaware LLC
•	Annaly CRE Sub Holding Investor LLC, Delaware LLC
•	Annaly CRE Sub 2015-1 LLC, DE LLC
•	ACREG Investment Holdings LLC, Delaware LLC
•	ACREG Tops Holdings LLC, Delaware LLC
•	ACREG Tops Investment LLC, Delaware LLC
•	TK11 Venture LLC (90% owned subsidiary), Delaware LLC
•	Chillicothe TK Owner II LLC, Delaware LLC
•	TK11 Holdings LLC, DE LLC
•	Amherst TK Owner LLC, Delaware LLC
•	Cheektowaga TK Owner LLC, Delaware LLC
•	Irondequoit TK Owner LLC, Delaware LLC
•	Jamestown TK Owner LLC, Delaware LLC
•	LeRoy TK Owner LLC, Delaware LLC
•	Ontario TK Owner LLC, Delaware LLC
•	Orchard Park TK Owner LLC, Delaware LLC
•	Penfield TK Owner LLC, Delaware LLC
•	Warsaw TK Owner LLC, Delaware LLC
•	Chillicothe TK Owner LLC, Delaware LLC
•	Loganville TK Owner LLC, Delaware LLC
•	ACREG PT Holdings LLC, Delaware LLC
•	ACREG Pine Creek Investment LLC, Delaware LLC
•	Pine Creek Venture LLC (90% owned subsidiary), Delaware LLC
•	Pine Creek Owner LLC, Delaware LLC
•	ACREG Barclay Square Investment LLC, Delaware LLC
•	Barclay Square Venture LLC (90% owned subsidiary), Delaware LLC
•	Barclay Square Owner LLC, Delaware LLC
•	ACREG TTTX Investment LLC, Delaware LLC
•	TTTX Venture LLC (95% owned subsidiary), Delaware LLC
•	14SM TT Owner LLC, Delaware LLC
•	Cross Timbers TT Owner LLC, Delaware LLC
•	Flower Mound TT Owner LLC, Delaware LLC
•	Heritage Heights TT Owner LLC, Delaware LLC
•	HG TT Owner LLC, Delaware LLC
•	Highlands TT Owner LLC, Delaware LLC
•	Josey Oaks TT Owner LLC, Delaware LLC
•	Park West TT Owner LLC, Delaware LLC
•	Pioneer Plaza TT Owner LLC, Delaware LLC
•	SS TT Owner LLC, Delaware LLC
•	Suncreek Village TT Owner LLC, Delaware LLC
•	ACREG MS Holdings LLC, Delaware LLC
•	ACREG Grand Reserve Investment LLC, Delaware LLC
•	Grand Reserve Venture LLC (75% owned subsidiary), Delaware LLC
•	Grand Reserve Borrower LLC, Delaware LLC
•	ACREG Ellicott Investment LLC, Delaware LLC
•	Ellicott Venture LLC (93.7% owned subsidiary), Delaware LLC
•	Ellicott Owner LLC, Delaware LLC
•	246 N 8 LLC, Delaware LLC
•	251 N 7 LLC, Delaware LLC
•	ACREG DLC Holdings LLC, Delaware LLC
•	ACREG Mid-Century Investment LLC, Delaware LLC
•	Mid-Century Joint Member LLC (85% owned subsidiary), Delaware LLC
•	Mid-Century Holdings LLC (84.15% owned subsidiary), Delaware LLC
•	Beach Improvements Owner LLC, Delaware LLC
•	Crossroads Improvements Owner LLC, Delaware LLC
•	Fayette Place Improvements Owner LLC, Delaware LLC
•	Mahopac Improvements Owner LLC, Delaware LLC
•	Mid-Valley Improvements Owner LLC, Delaware LLC
•	University Place Improvements Owner LLC, Delaware LLC
•	ACREG Investment Acquisitions LLC, Delaware LLC
•	Annaly CRE Holdings LLC, Delaware LLC
•	ACREG SF PE I LLC, Delaware LLC
•	ACREG SF PE II LLC, Delaware LLC
•	ACREG E66 PE I LLC, Delaware LLC
•	ACREG PA PE I LLC, Delaware LLC
•	Annaly MD PE I LLC, Delaware LLC
•	CreXus S Holdings (Holdings Co) LLC, Delaware LLC
•	CHPHC Holding Company LLC, Delaware LLC
•	Annaly Net Lease Holdings LLC, Delaware LLC
•	Crexus AZ Holdings 1 LLC, Delaware LLC
•	Crexus NV Holdings 1 LLC, Delaware LLC
•	ACREG 3100 South Mall NL LLC, Delaware LLC
•	ACREG 12151 Jefferson NL LLC, Delaware LLC
•	ACREG AZO Portfolio NL LLC, Delaware LLC
•	Annaly CRE FXD Holdings LLC, Delaware LLC